ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE
OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE
INTERNAL REVENUE CODE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR AN INTEREST IN A PERMANENT GLOBAL NOTE OR DEFINITIVE NOTES IN BEARER FORM, THIS TEMPORARY GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

THIS TEMPORARY GLOBAL NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY
ANY UNITED STATES FEDERAL AGENCY.


                                                  ISIN:
BEARER                                            BEARER
No. FLR                                       U.S.$

                       TEMPORARY GLOBAL NOTE

                 THE CHASE MANHATTAN CORPORATION
                SENIOR MEDIUM-TERM NOTE, SERIES B
                         (Floating Rate)

INTEREST RATE BASIS:  ORIGINAL ISSUE DATE:     STATED MATURITY DATE:

____________________  _____________________    _______________________

INDEX MATURITY:       INITIAL INTEREST RATE:   INTEREST PAYMENT DATES:

____________________  _____________________    _______________________

SPREAD:                INITIAL INTEREST RATE    INTEREST RATE RESET
                       RESET DATE:              DATES:

____________________  _____________________    _______________________

SPREAD MULTIPLIER:    MAXIMUM INTEREST RATE:   MINIMUM INTEREST RATE:

____________________  _____________________    ______________________

INITIAL REDEMPTION    INITIAL REDEMPTION       ANNUAL REDEMPTION
DATE:                 PERCENTAGE:              PERCENTAGE REDUCTION:

____________________  _____________________    ______________________

HOLDER'S OPTIONAL    CALCULATION AGENT:    LISTING ON LUXEMBOURG
REPAYMENT DATE(S):                          STOCK EXCHANGE:

____________________  _________________     Yes o        No o

ISSUE PRICE:           TAX REDEMPTION:      DESIGNATED LIBOR PAGE:
                                            Reuters     o
___________________     Yes o       No o     Telerate    o

DESIGNATED CMT         INDEX CURRENCY:      OTHER PROVISIONS:
TELERATE PAGE:
___________________    __________________   __________________


The Senior Medium-Term Notes, Series B represented by this
Temporary Global Note are listed on The Luxembourg Stock Exchange if so specified above.

     This Temporary Global Note is to be held by the London office of The Chase Manhattan Bank, N.A. as common depository (the "Common Depository") for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") and Cedel Bank S.A. ("Cedel") on behalf of account holders which have beneficial interests in the Notes represented by this Temporary Global Note credited to their respective securities accounts with Euroclear or Cedel from time to time.

      The Chase Manhattan Corporation, a Delaware corporation (the "Company"), for value received, hereby promises to pay to bearer upon presentation and surrender of this Temporary Global Note,the principal sum of _______________ DOLLARS on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Rate Reset Date specified above and thereafter at a rate determined in accordance with the provisions set forth below, depending upon the Interest Rate Basis specified above, until the principal hereof is paid or duly made available for payment. The Company will pay interest on Interest Payment Dates specified above, commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Stated Maturity Date (or any Redemption Date as defined below or any Holder's Optional Repayment Date with respect to which such option has been exercised, each such Stated Maturity Date, Redemption Date and Holder's Optional Repayment Date being hereinafter referred to as a "Maturity

Date" with respect to the principal repayable on such date) in each case to the bearer of this Temporary Global Note; provided, however, that if an Interest Payment Date (other than an Interest Payment Date that occurs on any Maturity
Date) would fall on a day that is not a Business Day, as defined below, such Interest Payment Date shall be the next day that is a Business Day, except that in the case that the Interest Rate Basis is LIBOR or LIBID, if such next Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the next preceding day that is a Business Day. If any Maturity Date of this Temporary Global Note should fall on a day that is not a Business Day, the payment of interest, principal or premium, if any, due on such date shall be made on the next day that is a Business Day and no additional interest on such amounts shall accrue from such Maturity Date to and including the date on which any such payment is required to be made. Interest payable on this Temporary Global Note on any Interest Payment Date or the Maturity Date will include interest accrued from the Original Issue Date, or the most recent date for which interest has been paid or duly provided for, to, but excluding, such Interest Payment Date or the Maturity Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date or the Maturity Date will, subject to certain exceptions, be paid upon presentation and, at maturity, surrender of this Temporary Global Note at the principal office of any of the Paying Agents (as defined below), but in each case subject to the requirements as to certification provided herein. Upon payment of interest on this Temporary Global Note, the Principal Paying Agent (as defined below) shall cause Schedule A of this Temporary Global Note to be endorsed to reflect any such payment.

      Payment of the principal of, premium, if any, and interest due on this Temporary Global Note will be made in immediately available funds upon presentation of this Temporary Global Note at the designated office or agency of the Paying Agents (as defined below) by credit or transfer to an account with a bank in Europe. No payment with respect to this Temporary Global Note will be made at any office or agency maintained by the Company in the United States nor will any such payment be made by transfer to an account, or by mail to an address, in the United States. Notwithstanding the foregoing, payments of principal and interest on this Temporary Global Note will be made in U.S. dollars at the principal office of The Chase Manhattan Bank, N.A. (the

"Bank") in The City of New York where at any particular time its corporate trust business shall be administered if payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

      Interest on and principal of this Temporary Global Note due on the Interest Payment Dates and at any Maturity Date, as the case may be, will be paid without discrimination as to nationality or domicile of the Holder of this Temporary Global Note and without requiring the presentation of an affidavit of any kind or the fulfillment of any other formality, except as may be prescribed by applicable laws or regulations in the country in which such payment is made and except as provided in this Temporary Global Note.

     Prior to the Exchange Date (as defined below), all payments (if any) on this Temporary Global Note will be made to Euroclear and/or Cedel to the extent that there is presented to any Paying Agent by Euroclear and/or Cedel, as the case may be, a certificate, substantially in the form set out in Schedule B-1 hereto, to the effect that it has received from or with respect to a person entitled to a particular principal amount of the Notes (as shown by its records) a certificate from such person in or substantially in the form set out in Schedule B-2 hereto. Interest in respect of any portion of this Temporary Global Note payable prior to or after the Exchange Date but as to which such certification has not been received by the Exchange Date will be paid by the Principal Paying Agent to the beneficial owner of such portion only upon issuance of the Permanent Global Note or the definitive Notes in bearer form, as the case may be, related thereto after receipt by Euroclear and/or Cedel from or with respect to a person entitled to a particular principal amount of the Notes (as shown by its records) of the certificate in or substantially in the form set out in Schedule B-2 hereto.

     On or after the date (the "Exchange Date") which is the later of (i) 40 calendar days after the Original Issue Date or (ii) the date of completion of the distribution of the Notes represented by this Temporary Global Note as certified by the relevant selling agent to the Trustee and the Principal Paying Agent, this Temporary Global Note will be exchanged, in whole or in part, for a Permanent Global Note in exchange for the principal amount of this Temporary Global Note for which the certificates in Schedules B-1 and B-2 have been received as aforesaid. Any Holder of a beneficial interest who has not provided the certification in the form of Schedule B-2, shall continue to hold such Holder's beneficial interest through this Temporary Global Note and will not be entitled to receive interest or principal until such certification has been delivered as aforesaid and upon delivery of such certification such Holder's interest will be exchanged for a beneficial interest in the Permanent Global Note or, if the Permanent Global Note has previously been exchanged in whole for definitive Notes in bearer form and canceled, then for definitive Notes in bearer form. The Permanent Global Note shall be so issued and delivered to the Common Depository.

     If the Permanent Global Note has previously been exchanged in whole for definitive Notes in bearer form and canceled, any remaining Holder of a beneficial interest in this Temporary Global Note shall be entitled to security-printed definitive Notes in bearer form in denominations of U.S.$100,000 or U.S.$5,000 each in exchange for such Holder's beneficial interest in this Temporary Global Note by having Euroclear and/or Cedel present to any Paying Agent, a certificate, substantially in the form set out in Schedule B-1 hereto, to the effect that it has received from or with respect to a person entitled to a particular principal amount of the Notes (as shown by its records) a certificate from such person in or substantially in the form set out in Schedule B-2 hereto. Subject as aforesaid and to at least 60 days written notice expiring at least 30 days after the Exchange Date being given to the Principal Paying Agent by Euroclear and/or Cedel, such definitive Notes will be issued on any London Banking Day (as defined below). No definitive Note in bearer form delivered in exchange for a portion of this Temporary Global Note will be mailed or otherwise delivered to any location in the United States in connection with such an exchange. Delivery of the definitive Notes in bearer form will be made without charge (save for any costs of postage and postal insurance).

     Beneficial Interests in this Temporary Global Note will be transferable in accordance with the rules and procedures for the time being of Euroclear or Cedel.

      On the exchange of the whole of this Temporary Global
Note, this Temporary Global Note shall be surrendered to the Principal Paying Agent (as defined below).

      Until the exchange of the whole of this Temporary Global Note as aforesaid, the bearer hereof shall in all respects (except as otherwise provided herein) be entitled to the same benefits under the Indenture as if it were the bearer of a duly authenticated and delivered definitive Note in bearer form.

      This Senior Medium-Term Note, Series B is one of a duly authorized series of Senior Debt Securities (hereinafter called the "Securities") of the Company issued and to be issued under an Indenture dated as of July 1, 1986, as supplemented by a First Supplemental Indenture, dated as of November 1, 1990 and a Second Supplemental Indenture, dated as of May 1, 1991, (as so amended and supplemented, the "Indenture"), between the Company and Bankers Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Senior Medium-Term Notes, Series B (the "Senior Medium-Term Notes" or the "Notes") and the terms upon which the Senior Medium-Term Notes are, and are to be, authenticated and delivered. The Bank acting through its corporate trust office at Woolgate House, Coleman Street, London EC2P 2HD (the "Principal Paying Agent"), and Chase Manhattan Bank Luxembourg S.A., 5 Rue Plaetis, L-2338 Luxembourg are initial paying agents for the payment of interest and principal of the Senior Medium-Term Notes (each, along with any other paying agents from time to time duly appointed by the Company in accordance with the provisions of the Indenture, a "Paying Agent"); and the Bank acting through its corporate trust office in London is the authenticating agent for the Senior Medium-Term Notes (the "Paying and Authenticating Agent"). The Senior Medium-Term Notes may bear different Original Issue Dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Indenture, and the terms of which are specified in the applicable pricing supplement relating thereto.

      This Temporary Global Note is not subject to any sinking fund.

      This Temporary Global Note may be subject to repayment at the option of the Holder on the Holder's Optional Repayment Date(s), if any, indicated above. If no Holder's Optional Repayment Dates are set forth above, this Temporary Global Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity Date. On any Holder's Optional Repayment Date, this Temporary Global Note shall be repayable in whole or in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $1,000) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Temporary Global Note to be repaid in whole or in part at the option of the Holder hereof, this Temporary Global Note must be received by the Paying and Authenticating Agent at the principal corporate trust office of the Bank at its office at Woolgate House, Coleman Street, London EC2P 2HD, or at the office of Chase Manhattan Bank Luxembourg S.A., 5 Rue Plaetis, L-2338 Luxembourg, or such other address which the Company shall from time to time notify the Holders of the Senior Medium-Term Notes, not more than 60 nor less than 30 days prior to a Holder's Optional Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable.

      This Temporary Global Note may be redeemed at the option of the Company on any date on and after the Initial Redemption Date, if any, specified above (the "Redemption Date"), except as provided in the next succeeding paragraph. If no Initial Redemption Date is set forth above, this Temporary Global Note may not be redeemed at the option of the Company prior to the Stated Maturity Date, except in the event the Company is required to pay any Additional Amounts (as defined below) with respect to the payment of principal and interest on this Temporary Global Note. On and after the Initial Redemption Date, if any, this Temporary Global Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $1,000) at the option of the Company at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on notice given to the Holder not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Temporary Global Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

      Unless otherwise indicated on the face hereof, this Temporary Global Note will be subject to redemption as a whole but not in part at the option of the Company, at a redemption price equal to the principal amount hereof (or if this Temporary Global Note is an Original Issue Discount Note at the Amortized Face Amount (as defined below)) together with accrued and unpaid interest, if any, to the date fixed for redemption, upon notice as described below, if the Company determines that as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in the application or official interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the date hereof, the Company has or will become obligated to pay Additional Amounts (as hereinafter defined) with respect to this Temporary Global Note as described below; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts were a payment in respect of this Temporary Global Note then due. The Company will make its determination with respect to redemption as soon as practicable after it becomes aware of an event that might give rise to such a determination, such determination to be evidenced by the delivery to the Trustee of an Officer's Certificate with respect thereto. If the Company has elected to redeem this Temporary Global Note, the Trustee will give notice to the Holder hereof within 15 days after the date the Trustee is notified of the Company's election to redeem this Temporary Global Note or make additional payments as described above. Such notice will state the nature of the Company's election, the reasons for and the nature of such determination and the last day by which redemption may be made.

      The Company will, subject to the limitations and exceptions set forth below, pay to the holder on behalf of an owner of a beneficial interest (an "Owner") in this Temporary Global Note who is a United States Alien (as hereinafter defined) such additional amounts (the "Additional Amounts") as may be necessary so that every net payment to such Owner of principal and premium, if any, and interest, if any, on this Temporary Global Note, after deduction or withholding for or on account of any present or future tax, assessment of other governmental charge imposed upon such Owner, or by reason of the making of such net or additional payment, by the United States, or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in this Temporary Global Note to be then due and payable. However, the Company shall not be required to make any such payment of Additional Amounts for or on account of:

             (1) any tax, assessment or other governmental charge which would not have been imposed but for
      (i) the existence of any present or former connection between such Owner (or between a fiduciary, settlor or beneficiary of, or possessor of a power over, such

      Owner, if such Owner is an estate or a trust, or between a member or shareholder of such Owner, if such Owner is a partnership or corporation) and the United States, including, without limitation, such Owner (or such fiduciary, settlor, beneficiary, possessor, member or shareholder) being or having been a citizen or resident or treated as a resident thereof, or being or having been engaged in a trade or business or present therein, or having or having had a permanent establishment therein, or (ii) the presentation of this Temporary Global Note for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

             (2)  any estate, inheritance, gift, sales,
      transfer, personal property or any similar tax, assessment or other governmental charge;

             (3) any tax, assessment or other governmental charge imposed by reason of such Owner's past or present status (i) as a private foundation or other tax exempt organization or a domestic or foreign personal holding company with respect to the United States,
      (ii) as a corporation that accumulates earnings to avoid United States income taxes, (iii) as a controlled foreign corporation with respect to the United States,
      (iv) as the owner, actually or constructively, of 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, or
      (v) as a bank that acquires a Note as an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

             (4) any tax, assessment or other governmental charge which is payable primarily otherwise than by deduction or withholding from payments on this Temporary Global Note;

             (5) any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with applicable certification, information or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or Owner of this Temporary Global Note if, without regard to any tax treaty, such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;

             (6) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from a payment on this Temporary Global Note, if such payment can be made without such withholding by any other Paying Agent of the Company outside the United States;

             (7) any tax, assessment or other governmental charge that would not have been so imposed but for the Owner being or having been a person within a country with respect to which the United States Treasury Department has determined under Sections 871(h)(6) and 881(c)(6) of the Internal Revenue Code of 1986, as amended (the "Code"), on or before the Original Issue Date specified above that payments of interest to persons within such country are not subject to the repeal of the United States withholding tax provided for in Sections 871(h) and 881(c) of the Code; or

             (8)  any combination of items (1), (2), (3),
      (4), (5), (6) or (7), above;

nor shall Additional Amounts be paid to any holder on behalf of any Owner who is a fiduciary or partnership or other than the sole Owner of this Temporary Global Note to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the Owner would not have been entitled to payment of the Additional Amount had such beneficiary, settlor, member or Owner been the sole Owner of this Temporary Global Note. The term "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust.

      Except as specifically provided above, the Company will not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

      Notices to the holders of the Notes with respect to redemption as provided above will be given as specified in the Indenture not more than 60 nor less than 30 days prior to the Redemption Date.

      If this Temporary Global Note is redeemable at the option of the Company (other than as a result of the Company being obliged to pay Additional Amounts as provided above), the "Redemption Price" shall initially be the Initial Redemption Percentage, specified above, of the principal amount of this Temporary Global Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified above, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

      Accrued interest hereon shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day from the Original Issue Date or from the day succeeding the last date for which interest shall have been paid, as the case may be, to the date for which accrued interest is being calculated. The interest factor for each such day shall be computed by dividing the interest rate applicable to such day by 360 or, in the case of Senior Medium-Term Notes having the Treasury Rate as their Interest Rate Basis, by the actual number of days in the year.

      Except as described below, this Temporary Global Note will bear interest at the rate determined by reference to the Interest Rate Basis specified above (i) plus or minus the Spread, if any, and/or (ii) multiplied by the Spread Multiplier, if any, specified above. The interest rate in effect on each day shall be (a) if such day is an Interest Rate Reset Date, the interest rate with respect to the Interest Determination Date (as defined below) pertaining to such Interest Rate Reset Date or (b) if such day is not an Interest Rate Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Rate Reset Date, provided that the interest rate in effect from the Original Issue Date to the Initial Interest Rate Reset Date shall be the Initial Interest Rate specified above. If any Interest Rate Reset Date would otherwise be a day that is not a Business Day, such Interest Rate Reset Date shall be postponed to the next day that is a

Business Day, except that if the Interest Rate Basis specified above is LIBID or LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Rate Reset Date shall be the immediately preceding Business Day.

      The Interest Determination Date with respect to the Certificate of Deposit Rate (the "CD Rate"), CMT Rate, Commercial Paper Rate, Federal Funds Rate and Prime Rate will be the second Business Day preceding the Interest Rate Reset Date. The Interest Determination Date with respect to LIBID or LIBOR shall be the second London Banking Day (as defined below) preceding an Interest Rate Reset Date. The Interest Determination Date with respect to the Treasury Rate shall be the day of the week in which such Interest Rate Reset Date falls on which Treasury bills normally would be auctioned; provided, however, that if as a result of a legal holiday an auction is held on the Friday of the week preceding the Interest Rate Reset Date, the related Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on any Interest Rate Reset Date then the Interest Rate Reset Date shall instead be the first Business Day following such auction.

     The "Calculation Date" pertaining to any Interest Determination Date shall be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

     All percentages resulting from any calculation on the Senior Medium-Term Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on the Senior Medium-Term Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

     As used herein, "Business Day" means (i) any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in the City of London or in Luxembourg are authorized or required by law, regulation or executive order to close, or
(ii) in the case where the Interest Rate Basis is LIBID or LIBOR, any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in the City of London are authorized or required by law, regulation or executive order to close, or on which dealings in deposits in the Index Currency (as defined below) are not transacted in the London interbank market (a "London Banking Day").

     Determination of CD Rate. CD Rate means, with respect to any Interest Determination Date (a "CD Interest Determination Date"), the rate on such day for negotiable certificates of deposit having the Index Maturity specified above as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication ("H.15(519)"), under the heading "Cds (Secondary Market)", or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date, the CD Rate will be the rate on such CD Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified above as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Certificates of Deposit". If such rate is not published in either H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, then the CD Rate on such CD Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent, after consultation with the Company, for negotiable certificates of deposit of major United States money center banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity specified above in denominations of $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the CD Rate will be the CD Rate in effect on such CD Interest Determination Date.

     Determination of CMT Rate. The CMT Rate means, with respect to any Interest Determination Date (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Rate Interest Determination Date, then the CMT Rate shall be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Rate Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United State Department of the Treasury that the Calculation Agent, after consultation with the Company, determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent, after consultation with the Company, (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided however, that if fewer than three Reference Dealers selected by the Calculation Agent are not quoting as described herein, the CMT Rate will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the third preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

     "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated on the face hereof (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052, for the most recent week.

     "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20, or 30 years) having the Index Maturity specified on the face hereof with respect to which the CMT Rate will be calculated. If no such Index Maturity is specified on the face hereof, the Designated CMT Maturity Index shall be 2 years.

     Determination of Commercial Paper Rate. The Commercial Paper Rate means, with respect to any Interest Determination Date (a "Commercial Paper Interest Determination Date"), the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified above as published in H.15(519) under the heading "Commercial Paper". In the event such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield on such Commercial Paper Interest Determination Date of the rate for commercial paper having the Index Maturity shown above as published in Composite Quotations under the heading "Commercial Paper". If the rate for a Commercial Paper Interest Determination Date is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on such

Calculation Date, the Commercial Paper Rate for that Commercial Paper Rate Interest Determination Date shall be calculated by the Calculation Agent, after consultation with the Company, and shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent, after consultation with the Company, on such Commercial Paper Interest Determination Date, for commercial paper of the Index Maturity specified above placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized statistical rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be the Commercial Paper Rate then in effect on such Commercial Paper Interest Determination Date.

     "Money Market Yield" shall be the yield (expressed as a percentage rounded to the nearest one ten-thousandth of a percent, with five one hundred-thousandths of a percent rounded upward) calculated in accordance with the following formula:

     Money Market Yield =        D x 360        x 100
                              -------------
                              360 - (D x M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     Determination of Federal Funds Rate. The Federal Funds Rate means, with respect to any Interest Determination Date (a "Federal Funds Rate Interest Determination Date"), the rate on that date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Rate Interest Determination Date, the Federal Funds Rate will be the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Rate Interest Determination Date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight

Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent (after consultation with the Company) prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers selected as aforesaid by the Calculation Agent, after consultation with the Company, are not quoting as described above, the Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate then in effect on such Federal Funds Rate Interest Determination Date.

     Determination of LIBOR. LIBOR means, with respect to any Interest Determination Date relating to a LIBOR Note (a "LIBOR
Interest Determination Date"), the rate determined by the Calcula tion Agent in accordance with the following provisions:

          (i) LIBOR will be either: (a) if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity designated on the face hereof, as of 11:00 A.M. London time (unless such rate is superseded by a corrected rate before 12:00 noon, London time, in which case such corrected rate shall be the applicable rate), on that LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified on the face hereof, the rate for deposits in the Index Currency having the Index Maturity designated on the face hereof commencing on the second London Banking Day immediately following that LIBOR Interest Determination Date that appears on the Designated LIBOR Page specified on the face hereof as of 11:00 A.M. London time (unless such rate is superseded by a corrected rate before 12:00 noon, London time, in which case such corrected rate shall be the applicable rate), on that LIBOR Interest Determination Date. If LIBOR cannot be determined under clause (a) or (b) of this paragraph (i), as applicable, LIBOR in respect of the related LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in paragraph (ii) below.

          (ii)  With respect to a LIBOR Interest Determination
     Date on which LIBOR cannot be determined under paragraph (i) above, the Calculation Agent will request that the London offices of four major banks in London selected by the

     Calculation Agent, after consultation with the Company, provide such Calculation Agent with offered quotations for deposits in the Index Currency for the period of the Index Maturity specified on the face hereof to prime banks in the London interbank market as of approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date, such deposits commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such market at such time. If at least two such quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center (as defined below), on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent, after consultation with the Company, for loans in the Index Currency to major European banks having the Index Maturity specified on the face hereof and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided as requested, LIBOR will be LIBOR in effect on such LIBOR Interest Determination Date.

     "Index Currency" means the currency (including composite currencies) specified on the face hereof, if any, as the currency for which LIBOR shall be calculated. If no such currency is specified, the Index Currency shall be U.S. dollars.

     "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated on the face hereof, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is designated on the face hereof, the display on the Dow Jones Telerate Service (or such other service as may be nominated by the British Bankers' Association as the information vendor for the purposes of displaying British Bankers' Association interest settlement rates) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate had been specified.

     "Principal Financial Center" will generally be the capital city of the country of the specified Index Currency, except that with respect to U.S. dollars, Deutsche marks, and ECUs, the Principal Financial Center shall be The City of New York,
Frankfurt, and Luxembourg, respectively.

     Determination of LIBID. LIBID means, with respect to any Interest Rate Determination Date relating to a LIBID Note (a "LIBID Interest Determination Date"), the rate determined by the Calculation Agent in accordance with the following provisions:

          (i) LIBID will be determined on the basis of the bid rates quoted to prime banks in the London interbank market at approximately 11:00 A.M., London time, for deposits in U.S. dollars of not less than U.S. $1 million for the period of the Index Maturity specified above commencing on the second London Banking Day immediately following such LIBID Interest Determination Date, by the London offices of four major banks in the London interbank market named on the Reuters Screen LIBO Page and selected by the Calculation Agent, after consultation with the Company (the "LIBID Reference Banks"), on the LIBID Interest Determination Date. If at least two such quotations appear on the Reuters Screen LIBO Page, LIBID for such LIBID Interest Determination Date will be the arithmetic mean of such quotations as determined by the Calculation Agent. If fewer than two quotations are provided, LIBID for such LIBID Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below. As used herein, "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service) for the purpose of displaying London interbank bid rates of major banks.

          (ii) With respect to a LIBID Interest Determination Date on which fewer than two such quotations appear, the Calculation Agent will request that each LIBID Reference Bank provide the Calculation Agent with a quotation of the bid rate quoted to such bank by the head offices of major banks in The City of New York for deposits in U.S. dollars for the period of the Index Maturity at approximately 11:00 A.M., London time, on such LIBID Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time. If at least two such quotations are provided, LIBID for such LIBID Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBID for such LIBID Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in The City of New York selected by the Calculation Agent, after consultation with the Company, at approximately 11:00 A.M., New York City time, on such LIBID Interest Determination Date for loans in U.S. dollars to leading European banks, having the Index Maturity designated above and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBID for such LIBID Interest Determination Date will be LIBID in effect on such LIBID Interest Determination Date.

     Determination of Prime Rate. Prime Rate means, with respect to any Interest Determination Date (a "Prime Rate Interest Determination Date"), the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by three major money center banks in The City of New York as selected by the Calculation Agent (after consultation with the Company). If fewer than three such quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates quoted in The City of New York on such date by three substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent (after consultation with the Company); provided, however, that if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate will be the Prime Rate then in effect on such Prime Rate Interest Determination Date.

     Determination of Treasury Rate. Treasury Rate means, with respect to any Interest Determination Date (a "Treasury Interest Determination Date"), the rate applicable to the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified above, as such rate is published in H.15(519) under the heading "Treasury Bills -- auction average (investment)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity specified above are not reported as provided by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of ap proximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent (after consultation with the Company), for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified above; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, Treasury Rate with respect to such Treasury Interest Determination Date will be the Treasury Rate then in effect on such Treasury Interest Determination Date.

     Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified above. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Temporary Global Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

     At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become ef fective as of the next Interest Rate Reset Date. All calculations made by the Calculation Agent in the absence of manifest error shall be conclusive for all purposes and binding on the Company and the owners of beneficial interests in this Temporary Global Note.

     The "Amortized Face Amount" of an Original Issue Discount Note shall be the amount equal to (i) the Issue Price set forth above plus (ii) that portion of the difference between the Issue Price and the principal amount of such Note that has accrued at the Original Yield to Maturity (computed in accordance with generally accepted United States bond yield computation principles) by the date of calculation, as calculated by the Paying and Authenticating Agent, but in no event shall the Amortized Face Amount of an Original Issue Discount Note exceed its principal amount.

     If an Event of Default with respect to the Senior Medium-Term Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount (or Amortized Face Amount, in the case of Original Issue Discount Notes) of the Outstanding Senior Medium-Term Notes may declare the principal (or Amortized Face Amount, in the case of Original Issue Discount Notes) of all the Senior Medium-Term Notes due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Securities at the time outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Temporary Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Temporary Global Note and of any Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Temporary Global Note.

     No reference herein to the Indenture and no provision of this Temporary Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Temporary Global Note at the time, place, and rate, and in the currency, currency unit or composite currency, prescribed herein and in the Indenture.

     The Company, the Trustee and the Paying Agents may deem and treat the bearer of this Temporary Global Note as the absolute owner of such Temporary Global Note for the purpose of receiving payment herefor, or on account herefor, and for all purposes, whether or not this Temporary Global Note be overdue and notwithstanding any notation of ownership or other writing hereon, and neither the Company, the Trustee nor the Paying Agents shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of (and premium, if any) or the interest on this Temporary Global Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     The Indenture and the Senior Medium-Term Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

     All terms used in this Temporary Global Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Temporary Global Note may be transferred by delivery;
provided, however, that this Temporary Global Note may be transferred only to a common depository outside the United States for Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear or Cedel or to a nominee of such a depository.

     Unless the Certificate of Authentication hereon has been executed by the Authenticating Agent or the Trustee under the Indenture by the manual signature of one if its authorized officers, this Temporary Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and its corporate seal to be imprinted hereon.

                              THE CHASE MANHATTAN CORPORATION


                              By:  ___________________
               [SEAL]




                              By:  ___________________




TRUSTEE'S CERTIFICATE OF AUTHENTICATION:
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Bankers Trust Company, as Trustee  or  Bankers Trust Company,
                                        as Trustee

                                   By: The Chase Manhattan
                                        Bank, N.A.,
                                       as Authenticating Agent




By:_________________________     By:_________________________
   Authorized Officer               Authorized Officer

                            Schedule A

                        INTEREST PAYMENTS


                                                          Confirmation of
                         Total Amount                     payment by or
Interest      Date of    of Interest     Amount of        on behalf of
Payment Date  Payment    Payable         Interest Paid    the Company
- ------------  -------    ---------       -------------    -----------
First        _________   ____________    _____________    _______________

Second       _________   ____________    _____________    _______________

Third        _________   ____________    _____________    _______________

Fourth       _________   ____________    _____________    _______________

Fifth        _________   ____________    _____________    _______________

Sixth        _________   ____________    _____________    _______________

Seventh      _________   ____________    _____________    _______________

Eighth       _________   ____________    _____________    _______________

Ninth        _________   ____________    _____________    _______________

Tenth        _________   ____________    _____________    _______________

Eleventh     _________   ____________    _____________    _______________

Twelfth      _________   ____________    _____________    _______________

Thirteenth   _________   ____________    _____________    _______________

Fourteenth   _________   ____________    _____________    _______________

Fifteenth    _________   ____________    _____________    _______________

Sixteenth    _________   ____________    _____________    _______________

Seventeenth  _________   ____________    _____________    _______________

Eighteenth   _________   ____________    _____________    _______________

Nineteenth   _________   ____________    _____________    _______________

Twentieth    _________   ____________    _____________    _______________

                          Schedule B-1

               FORM OF CERTIFICATE TO BE GIVEN BY
             EUROCLEAR OR CEDEL TO OBTAIN INTEREST
              PRIOR TO THE EXCHANGE DATE AND IN CONNECTION
         WITH ISSUANCE OF THE PERMANENT GLOBAL SECURITY OR
              DEFINITIVE CERTIFICATES IN BEARER FORM

                          CERTIFICATE

                  THE CHASE MANHATTAN CORPORATION
                 SENIOR MEDIUM-TERM NOTE, SERIES B
                ISIN:


     This is to certify that, as of the date hereof, the undersigned, which is a holder of an interest in the temporary global Security representing the above Securities, is not a United States person.

     As used herein, "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

     If this certificate is being delivered in order to obtain interest prior to the Exchange Date, we confirm that the interest payable on the Interest Payment Date on [Insert Date] will be paid to each of the persons appearing in our records as being entitled to interest to be paid on such Interest Payment Date from whom we have received a written certification prior to such Interest Payment Date to the effect that the beneficial owner of such portion with respect to which interest is to be paid on such date either is not a United States person or is a United States person which is a financial institution which has provided a United States Internal Revenue Service Form W-9 or is an exempt recipient as defined in United States Treasury Regulation Section 1.6049-4(c)(1)(ii) under the United States Internal Revenue Code of 1986, as amended. We undertake to retain certificates received from our member organizations in connection herewith for four years from the end of the calendar year in which such certificates are received.

     If this certificate is being delivered in connection with the issuance of a permanent global Security or definitive Notes in bearer form, we confirm that with respect to $_________ principal amount of the above-captioned Securities no beneficial interest in a permanent global Security or in definitive certificates in bearer form will be delivered to any beneficial owner until we have received the written certification described above.

     The foregoing reflects any advice received subsequent to the date of any certificates stating that the statements contained in such certificate are no longer correct.

Dated:  ______________, 19__



[MORGAN GUARANTY TRUST COMPANY OF
 NEW YORK, Brussels Office, as
 Operator of the Euroclear System]


[CEDEL BANK S.A.]


By  ____________________________

                          Schedule B-2

               FORM OF CERTIFICATE TO BE GIVEN BY
              BENEFICIAL OWNERS TO OBTAIN INTEREST
          PRIOR TO THE EXCHANGE DATE AND IN CONNECTION
          WITH ISSUANCE OF THE PERMANENT GLOBAL SECURITY
             OR DEFINITIVE CERTIFICATES IN BEARER FORM

                          CERTIFICATE


                THE CHASE MANHATTAN CORPORATION
               SENIOR MEDIUM-TERM NOTE, SERIES B
                ISIN:


     This is to certify that as of the date hereof, no portion of the temporary global Security representing the above-captioned Securities and held by you for our account is beneficially owned by a United States person or, if any portion thereof held by you for our account is beneficially owned by a United States person, such United States person is a financial institution within the meaning of Section 1.165-12T(c)(1)(v) of the United States Treasury regulations which hereby agrees to comply with Section 165(j)(3)(A),(B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, and certifies that either it has provided an Internal Revenue Service Form W-9 or is an exempt recipient as defined in United States Treasury Regulations Section 1.6049-4(c)(1)(ii) under the United States Internal Revenue Code of 1986, as amended.

     As used herein, "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

     If this certificate is being provided by a clearing organization, it is based on statements provided to it by its member organizations. If the undersigned is a dealer, the undersigned agrees to obtain a similar certificate from each person entitled to delivery of any of the above-captioned Securities in bearer form purchased from it; provided, however, that, if the undersigned has actual knowledge that the information contained in such a certificate is false, the undersigned will not deliver any Security in temporary or definitive bearer form to the person who signed such certificate notwithstanding the delivery of such certificate to the undersigned.

     We undertake to advise you by telex if the above statements as to beneficial ownership are not correct on the Interest
Payment Date on [Insert date] as to any such portion of such temporary global Security or on the date of delivery of the above-captioned permanent global Security or definitive certificates in bearer form.

     We understand that this certificate is required in connection with certain securities and tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:___________________, 19__


[Name of Account Holder]


___________________________
(Authorized Signatory)

Name:
Title:



51464